Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity delivers double-digit sales and EPS growth in third quarter of fiscal 2025

Results above guidance driven by strong operational performance and records in sales and cash flow

GALWAY, Ireland – July 23, 2025 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal third quarter ended June 27, 2025.

Third Quarter Highlights

●	Net sales were a record $4.5 billion, an increase of 14% on a reported basis year over year and 9% organically driven primarily by strong growth in the Industrial segment.
●	GAAP diluted earnings per share (EPS) from continuing operations was $2.14, up 15% year over year. Adjusted EPS was a record $2.27, an increase of approximately 19% year over year.
●	Orders were $4.5 billion, up year over year and sequentially.
●	Operating margin was 18.9% and adjusted operating margin was a record 19.9%, driven by strong operational performance across both segments.
●	Record cash generation for the third quarter and year to date, including:
●	Cash flow from operating activities for the quarter was approximately $1.2 billion and $2.7 billion year to date.
●	Free cash flow for the quarter was $962 million and approximately $2.1 billion year to date.
●	Strong capital deployment year to date, including:
●Completed Richards acquisition in third quarter for $2.3 billion in the Industrial segment.
●Returned $1.5 billion to shareholders.

“TE’s strong third quarter results above guidance demonstrate how the diversity of our portfolio and global positioning enable us to achieve record performance in a dynamic environment to deliver value for our owners and customers,” said CEO Terrence Curtin. “Our double-digit sales growth was driven by 30% sales growth in our Industrial segment. Together with the strong performance by our teams, we achieved 20% adjusted operating margins leading to quarterly records in adjusted EPS and cash generation.

“The Industrial segment’s results were led by the delivery of high-speed connectivity solutions into AI applications, and strong growth in our energy business. In our Transportation segment, we increased sales despite declines in vehicle production due to our strength in Asia and innovations in long-term growth trends such as electrification and next-generation vehicle data connectivity. We expect the momentum to continue, as reflected in our fourth quarter guidance where we expect double-digit sales and adjusted earnings growth.”

Fourth Quarter FY25 Outlook

For the fourth quarter of fiscal 2025, the company expects net sales of approximately $4.55 billion, up 12% on a reported basis and 6% organically. GAAP EPS from continuing operations is expected to be approximately $2.18, an increase of more than 140% year over year, with adjusted EPS of approximately $2.27, up 16% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●At TE Connectivity's website: investors.te.com
●By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963.
●A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on July 23.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 9,000 engineers, working alongside customers in approximately 130 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Instagram.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. In addition, our change of incorporation from Switzerland to Ireland is subject to risks, such as the risk that the anticipated advantages might not materialize, as well as the risks that the price of our stock could decline and our position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 27, 2024, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2025	2024	2025	2024

	(in millions, except per share data)
Net sales	$4,534	$3,979	$12,513	$11,777
Cost of sales	2,934	2,593	8,094	7,704
Gross margin	1,600	1,386	4,419	4,073
Selling, general, and administrative expenses	491	431	1,372	1,299
Research, development, and engineering expenses	211	189	602	546
Acquisition and integration costs	27	5	41	16
Restructuring and other charges, net	14	6	109	67
Operating income	857	755	2,295	2,145
Interest income	17	20	62	61
Interest expense	(28)	(18)	(48)	(55)
Other expense, net	—	(3)	(2)	(11)
Income from continuing operations before income taxes	846	754	2,307	2,140
Income tax (expense) benefit	(208)	(181)	(1,128)	778
Income from continuing operations	638	573	1,179	2,918
Loss from discontinued operations, net of income taxes	—	—	—	(1)
Net income	$638	$573	$1,179	$2,917

Basic earnings per share:
Income from continuing operations	$2.16	$1.87	$3.96	$9.47
Net income	2.16	1.87	3.96	9.47

Diluted earnings per share:
Income from continuing operations	$2.14	$1.86	$3.93	$9.41
Net income	2.14	1.86	3.93	9.41

Weighted-average number of shares outstanding:
Basic	296	306	298	308
Diluted	298	308	300	310

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 27,	September 27,
	2025	2024

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$672	$1,319
Accounts receivable, net of allowance for doubtful accounts of $43 and $32, respectively	3,431	3,055
Inventories	2,832	2,517
Prepaid expenses and other current assets	670	740
Total current assets	7,605	7,631
Property, plant, and equipment, net	4,213	3,903
Goodwill	7,251	5,801
Intangible assets, net	2,286	1,174
Deferred income taxes	2,624	3,497
Other assets	887	848
Total assets	$24,866	$22,854
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$851	$871
Accounts payable	2,024	1,728
Accrued and other current liabilities	2,113	2,147
Total current liabilities	4,988	4,746
Long-term debt	4,846	3,332
Long-term pension and postretirement liabilities	817	810
Deferred income taxes	223	199
Income taxes	426	411
Other liabilities	1,042	870
Total liabilities	12,342	10,368
Commitments and contingencies
Redeemable noncontrolling interests	143	131
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding as of June 27, 2025	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding as of June 27, 2025	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 301,987,708 shares issued and common shares, CHF 0.57 par value, 316,574,781 shares authorized and issued, respectively	3	139
Accumulated earnings	13,337	14,533
Ordinary shares and common shares held in treasury, at cost, 6,147,743 and 16,656,681 shares, respectively	(916)	(2,322)
Accumulated other comprehensive income (loss)	(43)	5
Total shareholders' equity	12,381	12,355
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$24,866	$22,854

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2025	2024	2025	2024

	(in millions)
Cash flows from operating activities:
Net income	$638	$573	$1,179	$2,917
Loss from discontinued operations, net of income taxes	—	—	—	1
Income from continuing operations	638	573	1,179	2,918
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	216	208	594	594
Deferred income taxes	71	22	772	(1,190)
Non-cash lease cost	37	33	106	100
Provision for losses on accounts receivable and inventories	19	15	62	70
Share-based compensation expense	36	31	105	100
Other	26	(11)	60	53
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(220)	10	(391)	82
Inventories	(167)	114	(299)	(127)
Prepaid expenses and other current assets	(109)	13	31	12
Accounts payable	152	44	298	99
Accrued and other current liabilities	222	(37)	(76)	(324)
Income taxes	117	13	172	28
Other	149	(22)	105	20
Net cash provided by operating activities	1,187	1,006	2,718	2,435
Cash flows from investing activities:
Capital expenditures	(230)	(149)	(665)	(467)
Proceeds from sale of property, plant, and equipment	5	10	7	12
Acquisition of businesses, net of cash acquired	(2,307)	—	(2,628)	(339)
Proceeds from divestiture of business, net of cash retained by business sold	—	21	—	59
Other	(5)	1	(12)	(9)
Net cash used in investing activities	(2,537)	(117)	(3,298)	(744)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	(1,500)	18	(255)	(21)
Proceeds from issuance of debt	1,458	—	2,231	—
Repayment of debt	(1)	(1)	(580)	(2)
Proceeds from exercise of share options	42	19	101	52
Repurchase of ordinary/common shares	(301)	(416)	(910)	(1,301)
Payment of ordinary/common share dividends to shareholders	(212)	(199)	(594)	(564)
Other	(23)	(12)	(56)	(39)
Net cash used in financing activities	(537)	(591)	(63)	(1,875)
Effect of currency translation on cash	5	(5)	(4)	(8)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,882)	293	(647)	(192)
Cash, cash equivalents, and restricted cash at beginning of period	2,554	1,176	1,319	1,661
Cash, cash equivalents, and restricted cash at end of period	$672	$1,469	$672	$1,469

Supplemental cash flow information:
Income taxes paid, net of refunds	$20	$146	$184	$384

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2025	2024	2025	2024

	(in millions)
Net cash provided by operating activities	$1,187	$1,006	$2,718	$2,435
Capital expenditures, net	(225)	(139)	(658)	(455)
Free cash flow (1)	$962	$867	$2,060	$1,980

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 27,		June 28,		June 27,		June 28,
	2025		2024		2025		2024

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,418		$2,351		$6,975		$7,151
Industrial Solutions	2,116		1,628		5,538		4,626
Total	$4,534		$3,979		$12,513		$11,777

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$462	19.1%	$506	21.5%	$1,353	19.4%	$1,470	20.6%
Industrial Solutions	395	18.7	249	15.3	942	17.0	675	14.6
Total	$857	18.9%	$755	19.0%	$2,295	18.3%	$2,145	18.2%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$469	19.4%	$498	21.2%	$1,425	20.4%	$1,498	20.9%
Industrial Solutions	432	20.4	268	16.5	1,026	18.5	734	15.9
Total	$901	19.9%	$766	19.3%	$2,451	19.6%	$2,232	19.0%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 27, 2025
	versus Net Sales for the Quarter Ended June 28, 2024
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions (3):
Automotive	$57	3.3%	$28	1.5%	$29	$—
Commercial transportation	14	3.9	10	2.7	4	—
Sensors	(4)	(1.7)	(9)	(3.8)	5	—
Total Transportation Solutions	67	2.8	29	1.1	38	—
Industrial Solutions (3):
Automation and connected living	52	10.0	26	5.0	10	16
Aerospace, defense, and marine	29	8.4	21	6.2	8	—
Digital data networks	277	84.2	269	81.9	8	—
Energy	158	69.9	45	20.2	3	110
Medical	(28)	(13.4)	(29)	(13.5)	1	—
Total Industrial Solutions	488	30.0	332	20.5	30	126
Total	$555	13.9%	$361	9.1%	$68	$126

	Change in Net Sales for the Nine Months Ended June 27, 2025
	versus Net Sales for the Nine Months Ended June 28, 2024
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions (3):
Automotive	$(54)	(1.0)%	$(21)	(0.4)%	$(21)	$(12)
Commercial transportation	(57)	(5.2)	(51)	(4.6)	(6)	—
Sensors	(65)	(8.9)	(64)	(8.7)	(1)	—
Total Transportation Solutions	(176)	(2.5)	(136)	(1.9)	(28)	(12)
Industrial Solutions (3):
Automation and connected living	79	5.3	13	0.9	(2)	68
Aerospace, defense, and marine	105	10.7	103	10.5	2	—
Digital data networks	620	70.4	616	69.9	4	—
Energy	214	32.2	77	11.6	(7)	144
Medical	(106)	(17.1)	(107)	(17.2)	1	—
Total Industrial Solutions	912	19.7	702	15.2	(2)	212
Total	$736	6.2%	$566	4.8%	$(30)	$200

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$462	$—	$7	$469
Industrial Solutions	395	30	7	432
Total	$857	$30	$14	$901

Operating margin	18.9%			19.9%

Income tax expense	$(208)	$(7)	$1	$(214)

Effective tax rate	24.6%			24.0%

Income from continuing operations	$638	$23	$15	$676

Diluted earnings per share from continuing operations	$2.14	$0.08	$0.05	$2.27

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 28, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$506	$—	$(8)	$498
Industrial Solutions	249	5	14	268
Total	$755	$5	$6	$766

Operating margin	19.0%			19.3%

Income tax expense	$(181)	$—	$4	$(177)

Effective tax rate	24.0%			23.1%

Income from continuing operations	$573	$5	$10	$588

Diluted earnings per share from continuing operations	$1.86	$0.02	$0.03	$1.91

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 27, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,353	$—	$72	$—	$1,425
Industrial Solutions	942	47	37	—	1,026
Total	$2,295	$47	$109	$—	$2,451

Operating margin	18.3%				19.6%

Income tax expense	$(1,128)	$(10)	$(19)	$587	$(570)

Effective tax rate	48.9%				23.1%

Income from continuing operations	$1,179	$37	$90	$587	$1,893

Diluted earnings per share from continuing operations	$3.93	$0.12	$0.30	$1.96	$6.31

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $13 million related to the revaluation of deferred tax assets as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 28, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,470	$—	$25	$3	$1,498
Industrial Solutions	675	16	42	1	734
Total	$2,145	$16	$67	$4	$2,232

Operating margin	18.2%				19.0%

Income tax (expense) benefit	$778	$(2)	$(7)	$(1,254)	$(485)

Effective tax rate	(36.4)%				21.8%

Income from continuing operations	$2,918	$14	$60	$(1,250)	$1,742

Diluted earnings per share from continuing operations	$9.41	$0.05	$0.19	$(4.03)	$5.62

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes an $874 million net income tax benefit associated with a ten-year tax credit obtained by a Swiss subsidiary and a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland. Also includes a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$410	$—	$42	$—	$452
Industrial Solutions	241	5	57	—	303
Total	$651	$5	$99	$—	$755

Operating margin	16.0%				18.6%

Income tax expense	$(381)	$(1)	$(22)	$238	$(166)

Effective tax rate	58.0%				21.8%

Income from continuing operations	$276	$4	$77	$238	$595

Diluted earnings per share from continuing operations	$0.90	$0.01	$0.25	$0.78	$1.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax expense related to an increase in the valuation allowance for deferred tax assets of a Swiss subsidiary.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,880	$—	$67	$3	$1,950
Industrial Solutions	916	21	99	1	1,037
Total	$2,796	$21	$166	$4	$2,987

Operating margin	17.6%				18.9%

Income tax (expense) benefit	$397	$(3)	$(29)	$(1,016)	$(651)

Effective tax rate	(14.2)%				21.8%

Income from continuing operations	$3,194	$18	$137	$(1,012)	$2,337

Diluted earnings per share from continuing operations	$10.34	$0.06	$0.44	$(3.28)	$7.56

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $636 million net income tax benefit associated with a $972 million ten-year tax credit obtained by a Swiss subsidiary reduced by a $336 million valuation allowance related to the amount of the tax credit not expected to be realized. Also includes a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland and a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 23, 2025

(UNAUDITED)

Outlook for
Quarter Ending
September 26,
2025
Diluted earnings per share from continuing operations	$2.18
Restructuring and other charges, net	0.05
Acquisition-related charges	0.04
Adjusted diluted earnings per share from continuing operations (1)	$2.27

Net sales growth	11.9%
Translation	(2.8)
(Acquisitions) divestitures, net	(3.6)
Organic net sales growth (1)	5.5%

(1) See description of non-GAAP financial measures.